SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                       AMENDMENT TO APPLICATION OR REPORT

                   Filed Pursuant to Section 12, 13, or 15(d)
                     of the Securities Exchange Act of 1934

                           Liberty Technologies, Inc.
               (Exact name of registrant as specified in charter)

                                 AMENDMENT NO. 1


     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A as set forth in the pages attached hereto:

Item 2.  Exhibits

     1. Amended and Restated Rights Agreement dated October 6, 1997 between Liberty Technologies, Inc. and StockTrans, Inc., including Form of Series A Rights Certificate (as amended) (Exhibit A), Form of Designation (Exhibit B) and Form of Summary of Rights (as amended) (Exhibit C).

     2. Form of legend on certificates representing shares of Common Stock regarding Preferred Stock Purchase Rights.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           LIBERTY TECHNOLOGIES, INC.



Dated:  October 6, 1997                     By:    /s/ Daniel Clare
                                               --------------------
                                            Name: Daniel Clare
                                            Title: Vice President